QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.8

Isonics Names Michael Caridi, Business Leader and Security Expert, to
Homeland Security and Defense Advisory Board

Caridi Brings Extensive Background in Institutional Security Services and Government Contracts

        GOLDEN, Colo.—(BUSINESS WIRE)—November 1, 2004—Isonics Corporation (NASDAQ:ISON—News), committed to the development of next-generation technology for the homeland security and semiconductor markets, has named security expert and entrepreneur Michael Caridi to the Advisory Board of its Homeland Security and Defense division.

        The announcement was made by Boris Rubizhevsky, president of the Isonics Homeland Security and Defense Corporation.

        Mr. Caridi is chairman of the board of Protection Plus Security Consultants, a New York based provider of advanced security and investigative services for leading businesses and institutions in healthcare, education, retail, manufacturing and the art world. He is chairman of real estate development firm Majic Development Group, currently developing the 538,856 square-foot Harlem Park office-retail-hotel project in New York, N.Y.

        "We are delighted Mr. Caridi has agreed to serve on the Advisory Board of Isonics' Homeland Security and Defense division," said Mr. Rubizhevsky. "His combination of experience as a successful business leader and as an innovator in the security industry will be invaluable to Isonics as we proceed with development of products and services for the homeland security sector."

        Mr. Caridi also has extensive background in international business, construction, marketing and distribution as well as major government and military contracts, including the demilitarization of the former USS Bennington, a US Navy Aircraft Carrier.

        "I welcome the opportunity to add my knowledge, experience and enthusiasm to the exciting and important homeland security products Isonics is developing," said Mr. Caridi. "As a security professional and a businessman, I am well aware of the value of Isonics' technology, and I have been equally impressed by the quality of the management team."

About Isonics Corporation

        Isonics Corporation has three business divisions: (1) Isonics Semiconductor, (2) Isonics Life Sciences, and (3) Homeland Security and Defense. Isonics is a world leader in isotopically engineered materials and through its semiconductor division produces isotopically pure silicon-28 chemicals and wafers for the semiconductor industry. Through advances in nanotechnology, the Company is also focused on research and development opportunities for further, value-added product and application development. Isonics' Life Sciences division markets and sells stable isotopes for the health care industry such as carbon-13 for diagnostic breath tests and drug design, and radioisotopes and stable isotopes, such as oxygen-18 for positron emission tomography (PET) imaging. Stable isotopes can be thought of as ultra pure materials. This high degree of purification provides enhanced properties as compared to natural materials. Our efforts in the Homeland Security segment are nascent at the present time as we proceed to develop further our neutron-based detection technologies. Additional information may be obtained at the Company's Web site at http://www.isonics.com. A presentation about Isonics' NeutroTest™ explosive detection prototype can be found at http://www.tri103.com/isonics/madrid.pdf. A video demonstrating the functioning NeutroTest prototype can be viewed at http://www.trilogy-capital.com.edgesuite.net/.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's historical cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission. Isonics cautions investors that there are currently no commercial NeutroTest products, and no guarantee there will be. Isonics has made no NeutroTest sales and no government agency or other person has expressed an interest in purchasing NeutroTest. There can be no assurance that Isonics will be able to manufacture the NeutroTest for the market at a cost and with capabilities that meet the needs of prospective customers.

        This announcement may contain forward-looking statements made by senior management of Isonics that involve risks and uncertainties, such as statements about plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and performances, or achievements expressed or implied by the forward-looking statements. Actual future results and trends may differ materially from those made in—or suggested by—statements made in this announcement due to a variety of factors. Consequently, you should not place undue reliance on any forward-looking statements made in this announcement. For more information about Isonics and risks arising from investing in Isonics, you are directed to the Company's most recent Form 10-KSB filed with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  Boris Rubizhevsky, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467
  paul@trilogy-capital.com

QuickLinks

Isonics Names Michael Caridi, Business Leader and Security Expert, to Homeland Security and Defense Advisory Board